Exhibit (a)(1)(E)

Offer To Purchase For Cash

All Outstanding Shares of Common Stock

of

ZIX CORPORATION

a Texas corporation

at

$8.50 PER SHARE

Pursuant to the Offer to Purchase dated November 22, 2021

by

ZETA MERGER SUB INC.

a wholly owned subsidiary of

OPEN TEXT CORPORATION

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT ONE MINUTE

AFTER 11:59 P.M., EASTERN TIME, ON DECEMBER 20, 2021,

UNLESS THE OFFER IS EXTENDED OR EARLIER TERMINATED.

November 22, 2021

To Our Clients:

Enclosed for your consideration are the Offer to Purchase, dated November 22, 2021 (the “Offer to Purchase”), and the related Letter of Transmittal (the “Letter of Transmittal” and which, together with the Offer to Purchase, as each may be amended or supplemented from time to time, constitute the “Offer”) in connection with the offer by Zeta Merger Sub Inc., a Texas corporation (“Purchaser”) and a wholly owned subsidiary of Open Text Corporation, a corporation incorporated under the federal laws of Canada (“OpenText”), to purchase, subject to certain conditions, including the satisfaction of the Minimum Condition, as defined in the Offer to Purchase, all of the outstanding shares of common stock, par value $0.01 per share (the “Shares”), of Zix Corporation, a Texas corporation (“Zix”), at a price of $8.50 per Share, net to the holder in cash, without interest (the “Offer Price”) and subject to any withholding of taxes, upon the terms and subject to the conditions of the Offer.

THE BOARD OF DIRECTORS OF ZIX HAS UNANIMOUSLY RECOMMENDED THAT YOU ACCEPT THE OFFER AND TENDER ALL OF YOUR SHARES PURSUANT TO THE OFFER.

We or our nominees are the holder of record of Shares held for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal accompanying this letter is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.

We request instructions as to whether you wish for us to tender any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the enclosed Offer to Purchase and the Letter of Transmittal.

Please note carefully the following:

1. The offer price for the Offer is $8.50 per Share, net to you in cash, without interest and subject to any withholding of taxes.

2. The Offer is being made for all outstanding Shares.

3. The Offer is being made in connection with the Agreement and Plan of Merger, dated as of November 7, 2021 (together with any amendments or supplements thereto, the “Merger Agreement”), among Zix, OpenText and Purchaser, pursuant to which, after the completion of the Offer and the satisfaction or waiver of certain conditions, Purchaser will be merged with and into Zix, without a vote of Zix’s stockholders in accordance with Section 21.459(c) of the Texas Business Organizations Code (the “TBOC”), and Zix will be the surviving corporation and a wholly-owned subsidiary of Parent (such merger, the “Merger”). At the effective time of the Merger, all then outstanding Shares (other than (a) each Share (i) held by Zix as treasury stock, (ii) owned by OpenText or Purchaser or (iii) owned by any direct or indirect wholly owned subsidiary of Zix, OpenText or Purchaser, which will be cancelled and extinguished without any conversion thereof or consideration paid therefor or (b) each Share held by Zix stockholders who have properly and validly exercised and perfected their statutory rights of appraisal in respect of such Share in accordance with Subchapter H, Chapter 10 of the TBOC) will be converted into the right to receive consideration equal to the Offer Price, without interest and subject to any withholding of taxes, upon the terms and subject to the conditions set forth in the Offer to Purchase.

4. The Offer and withdrawal rights will expire at one minute after 11:59 p.m., Eastern Time, on December 20, 2021, unless the Offer is extended by Purchaser or earlier terminated.

5. The Offer is not subject to any financing condition. The Offer is subject to the conditions described in Section 13 of the Offer to Purchase.

6. The Board of Directors of Zix has unanimously recommended that you accept the Offer and tender all of your shares pursuant to the Offer.

7. Tendering stockholders who are record owners of their Shares and who tender directly to Computershare Trust Company, N.A., the depositary for the Offer, will not be obligated to pay brokerage fees, commissions or similar expenses or, except as otherwise provided in Instruction 6 of the Letter of Transmittal, stock transfer taxes with respect to the purchase of Shares by Purchaser pursuant to the Offer.

If you wish to have us tender any or all of your Shares, then please so instruct us by completing, executing, detaching and returning to us the Instruction Form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you authorize the tender of your Shares, then all such Shares will be tendered unless otherwise specified on the Instruction Form.

Your prompt action is requested. Your Instruction Form should be forwarded to us in ample time to permit us to submit the tender on your behalf before the Expiration Date.

The Offer is being made to all holders of Shares. Purchaser is not aware of any jurisdiction where the making of the Offer is prohibited by any administrative or judicial action pursuant to any valid state statute. If Purchaser becomes aware of any valid state statute prohibiting the making of the Offer or the acceptance of Shares, Purchaser will make a good faith effort to comply with that state statute or seek to have such statute declared inapplicable to the Offer. If, after a good faith effort, Purchaser cannot comply with the state statute, Purchaser will not make the Offer to, nor will Purchaser accept tenders from or on behalf of, the holders of Shares in that state. In any jurisdiction where the securities, “blue sky” or other laws require the Offer to be made by a licensed broker or dealer, the Offer will be deemed to be made on behalf of Purchaser by one or more registered brokers or dealers licensed under the laws of such jurisdiction.

INSTRUCTION FORM

With Respect to the Offer to Purchase for Cash

All Outstanding Shares of Common Stock

of

ZIX CORPORATION

a Texas corporation

at

$8.50 PER SHARE

Pursuant to the Offer to Purchase dated November 22, 2021

by

ZETA MERGER SUB INC.

a wholly owned subsidiary of

OPEN TEXT CORPORATION

The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated November 22, 2021 (“Offer to Purchase”), and the related Letter of Transmittal (“Letter of Transmittal” and which, together with the Offer to Purchase, each as may be amended or supplemented from time to time, constitute the “Offer”), in connection with the offer by Zeta Merger Sub Inc., a Texas corporation (“Purchaser”) and a wholly owned subsidiary of Open Text Corporation, a corporation incorporated under the federal laws of Canada, to purchase, subject to certain conditions, including the satisfaction of the Minimum Condition, as defined in the Offer to Purchase, all of the outstanding shares of common stock, par value $0.01 per share (the “Shares”), of Zix Corporation, a Texas corporation, at a price of $8.50 per Share, net to the holder in cash, without interest and subject to any withholding of taxes, upon the terms and subject to the conditions of the Offer.

The undersigned hereby instruct(s) you to tender to Purchaser the number of Shares indicated below or, if no number is indicated, all Shares held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer. The undersigned understands and acknowledges that all questions as to validity, form and eligibility of the surrender of any certificate representing Shares submitted on the undersigned’s behalf will be determined by Purchaser and such determination shall be final and binding.

ACCOUNT NUMBER:

NUMBER OF SHARES BEING TENDERED HEREBY:        SHARES*

The method of delivery of this document is at the election and risk of the tendering stockholder. If delivery is by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery by the Expiration Date (as defined in the Offer to Purchase).

Dated:
Signatures(s)

Please Print Name(s)

Address(es):
(Include Zip Code)

Area Code and Telephone No.

Tax Identification or Social Security No.

*	Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.